UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 14, 2012, the Board of Directors of BBCN Bancorp, Inc. (the “Company”), amended and restated the Company’s Bylaws (the “Restated Bylaws”).  In connection with the amendment and restatement, the following sections of the Bylaws were amended:

Article I, Section 4. Order of Business, was amended to (i) clarify and expand the scope and authority of the Board of Directors in conducting stockholder meetings, including provisions which may be contained in the rules and regulations relating to stockholders meetings and (ii) include the requirements for information which must be furnished by a stockholder who intends to submit a proposal for consideration at an annual meeting of stockholders, including information about whether such stockholder intends to solicit proxies for any proposal and about whether such stockholder has any agreement in place with the effect or intent of mitigating loss to, managing risk, or benefiting from share price changes, for, or increasing or decreasing the voting power of, such stockholder with respect to the Company’s stock.  Article I, Section 4 was amended to provide that if a proponent (or qualified representative of a proponent) is not present at a meeting of stockholders to present a stockholder proposal, such proposal will be disregarded.    Article I, Section 6.  Inspectors, was added to specifically give the Company the power to appoint an Inspector and specify their role.

Article II, Section 1.  Number, Election and Terms for directors, was amended to include the requirements for information which must be furnished by a stockholder who intends to submit a director nomination for consideration at an annual meeting, including  information about whether such stockholder intends to solicit proxies for any proposal and about whether such stockholder has any agreement in place with the effect or intent of mitigating loss to, managing risk, or benefiting from share price changes, for, or increasing or decreasing the voting power of, such stockholder with respect to the Company’s stock.

Article VI, Section 11 was added to clarify that no amendment or repeal of the provisions of the Restated Bylaws regarding indemnification could adversely affect any indemnification right with respect to any act or omission occurring prior to the time of such repeal or modification.

Other minor changes were made to Article II, Section VI on committees of the Board of Directors, Article V, Section 1, on stock certificates and record dates, and Article VII, Section 1 on books and records to conform to  the Delaware General Corporate Law.

The following summary is qualified by reference to a copy of the Restated Bylaws a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of BBCN Bancorp, Inc., dated September 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date:	September 20, 2012	/s/ Alvin D. Kang
Alvin D. Kang
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 3.1                              Amended and Restated Bylaws of BBCN Bancorp, Inc., dated September 14, 2012